Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name	State of Incorporation	Name Under Which Such Subsidiary Does Business
Frontier Fund Trading
Company I LLC	Delaware	Same
Frontier Fund Trading
Company II LLC	Delaware	Same
Frontier Fund Trading
Company XV, LLC	Delaware	Same
Frontier Fund Trading
Company XXXIV, LLC	Delaware	Same
Frontier Fund Trading
Company XXXV, LLC	Delaware	Same
Frontier Fund Trading
Company XXXVII, LLC	Delaware	Same
Frontier Fund Trading
Company XXXVIII, LLC	Delaware	Same
Frontier Fund Trading
Company XXXIX, LLC	Delaware	Same